Exhibit 10.3(b)

                    Equity Contribution Agreement Supplement


Citibank, N.A.,
as Agent
under the Credit Agreement referred to below
2 Penns Way, Suite 200
New Castle, DE 19720
Attention:  Dave Graber

April 22, 2002

Ladies and Gentlemen:

         Reference is made to (a) the Credit Agreement, dated as of November 15, 2001 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") by and among Southern Power Company (the "Borrower"), the Lenders and the Co-Arrangers party thereto, Citibank, N.A., as administrative agent for the Lenders (the "Agent"), and Salomon Smith Barney Inc., as lead arranger and syndication agent; and (b) the Equity Contribution Agreement, dated as of November 15, 2001 (as amended, restated, supplemented or otherwise modified from time to time, the "Equity Contribution Agreement") between The Southern Company ("Southern"), the Borrower and the Agent. Terms defined in the Equity Contribution Agreement, including by reference to the Credit Agreement, are used herein with the same meaning.

         Each of the Borrower and Southern hereby agrees in favor of the Agent that, with effect on and from the date hereof, the following Subsequent Project shall be a "Project" for all purposes under the Equity Contribution Agreement:

          Southern Company - Florida LLC's undivided sixty-five percent ownership interest in that certain nominal six hundred thirty-three
          (633) megawatt gas-fired combined cycle electric generation plant and related facilities to be constructed by Southern Company Services, Inc. at the Curtis H. Stanton Energy Center power plant site located in Orange County, Florida (the "Orlando Project"), and Schedule 1 to the Equity Contribution Agreement shall be supplemented with the Orlando Project.

         Southern hereby confirms, in favor of each of the Borrower and the Agent that its obligations under the Equity Contribution Agreement shall, on and from the date hereof, extend in all respects, in accordance with the terms thereof, to the Project set forth in Schedule 1 hereto.

         Southern hereby confirms that each of the representations and warranties set forth in Section 2 of the Equity Contribution Agreement are true and correct in all material respects as of the date hereof and, if different from the date hereof, as of the date of the first Utilization with respect to
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the Project set forth in Schedule 1 hereto, before and after giving effect to such Utilization and to the application of the proceeds therefrom (or, if such Utilization is a CP Commitment Reservation, after giving effect to the application of the proceeds of the Commercial Paper for which such CP Commitment Reservation was requested), as though made on and as of such date (and each of the giving of this Equity Contribution Agreement Supplement and the acceptance by the Borrower of such proceeds shall constitute a representation and warranty made herein, with respect to Section 2 of the Equity Contribution Agreement, by Southern to such effect).

         Except as expressly amended hereby, all of the provisions of the Equity Contribution Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

         This Equity Contribution Agreement Supplement shall be construed as supplementing and forming part of the Equity Contribution Agreement and shall be read accordingly.

         This Equity Contribution Agreement Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of this Equity Contribution Agreement Supplement by telecopier shall be effective as delivery of an original executed counterpart of this Equity Contribution Agreement Supplement.

         This Equity Contribution Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.



                          THE SOUTHERN COMPANY

                          By: _________________________________________
                          Name:    Gale E. Klappa
                          Title:   Executive Vice President, Chief Financial
                                   Officer  and Treasurer



                          SOUTHERN POWER COMPANY

                          By: _________________________________________
                          Name:    Allen L. Leverett
                          Title:   Treasurer
Accepted by:

CITIBANK, N.A., as Agent

By:
   ---------------------------------
Name:
Title:



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                                   SCHEDULE 1

                             SUBSEQUENT PROJECT AND
                             INITIAL PROJECT BUDGET
Orlando Project


                         ORLANDO PROJECT BUDGET
   -------------------------------------------------------------------
                 Budget Description               Budget Amount
                                                    Orlando
   -------------------------------------------------------------------

   General Construction                                    56,260,000

   Engineering and Project Management                       6,800,000

   Construction Management                                  4,900,000

   Owner Purchased Equipment -                            112,955,000
   CTG's, HRSG's, STG's

   Owner Purchased Balance of Plant                        27,600,000

   GSU Supply & Installation                                6,785,000

   Directs Subtotal                                      $215,300,000

   Insurance                                                  880,000

   Legal and Professional Fee's                             2,155,818

   Sales Tax                                                  200,000

   Property Tax                                                     0

   Electrical Interconnection                                       0

   Gas Interconnection                                              0

   Start-up and Commissioning including                    10,085,812
   spares

   Contingency                                              2,884,308

   Interest During Construction                            20,061,784

   Financing Costs                                                  0

   Site & Owners Cost (Land Purchase, etc)                    650,000

   Waste Water Treatment Plant                              9,748,000

   Other Project Costs Subtotal                            46,665,722

   Project Total for all Co-Owners                        261,965,722

   Southern Company-Florida LLC's 65% Share               170,277,719
   of Project Costs

   Project Limit for Orlando Project                      102,166,631
   ===================================================================